CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for the John Hancock Small Cap Growth Fund (formerly, the John Hancock Emerging Growth Fund, one of the funds comprising the John Hancock Series Trust) in the John Hancock Growth Funds Prospectus and "Independent Auditors" in the John Hancock Small Cap Growth Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 33 to Registration Statement (Form N-1A, No.2-75807) of our report dated December 12, 1998 on the financial statements and financial highlights of John Hancock Emerging Growth Fund.


                                                        /s/ERNST & YOUNG LLP
                                                        --------------------
                                                        ERNST & YOUNG LLP

Boston, Massachusetts
March 16, 1999